Exhibit 99.1

TransDigm Group Completes Successful Notes Offerings

CLEVELAND, Feb. 13, 2019/PRNewswire/ — TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that its wholly-owned subsidiary, TransDigm Inc., has successfully completed the previously announced private offerings of (i) $3.8 billion aggregate principal amount of 6.25% Senior Secured Notes due 2026 (the “Initial Secured Notes”), (ii) $200 million aggregate principal amount of 6.25% Senior Secured Notes due 2026, which are in addition to the Initial Secured Notes (together with the Initial Secured Notes, the “Senior Secured Notes”), and (iii) $550 million aggregate principal amount of 7.50% Senior Subordinated Notes due 2027 (the “Senior Subordinated Notes” and, together with the Senior Secured Notes, the “Notes”). All $4.0 billion aggregate principal amount of the Senior Secured Notes constitute a single class of notes and were issued under a single indenture entered into on February 13, 2019.

TransDigm Inc. intends to use the net proceeds from the offerings of the Senior Secured Notes to fund the purchase price for its acquisition of all of the outstanding stock of Esterline Technologies Corporation.

TransDigm Inc. intends to use the net proceeds from the offering of the Senior Subordinated Notes, along with cash on hand, to redeem all of its outstanding 5.50% Senior Subordinated Notes due 2020.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seat belts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that TransDigm Group’s customers’ planes spend aloft and TransDigm Group’s customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats and natural disasters; TransDigm Group’s reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions, including TransDigm Group’s planned acquisition of Esterline Technologies Corporation, expected to be completed in March or April 2019, subject to the satisfaction of customary closing conditions, including regulatory approval; TransDigm Group’s indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group’s international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

Contact:     Liza Sabol

Investor Relations

216-706-2945

ir@transdigm.com

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